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                                  EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-33842 Amendment No.1) and related Prospectus of HealthAxis Inc. for the registration of 5,180,864 shares of its common stock, and to the incorporation by reference therein of our report dated March 28, 2000, with respect to the consolidated financial statements of Insurdata Incorporated and Subsidiaries included in the Current Report as amended (Form 8-K/A No. 000-13591) of HealthAxis Inc. dated April 20, 2000 filed with the Securities and Exchange Commission.



                                           /s/ Ernst & Young  LLP
                                           ----------------------
                                           ERNST & YOUNG LLP

Dallas, Texas
January 3, 2001